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                                                                    EXHIBIT 10.1



                                     FIRST

                              AMENDED AND RESTATED

                               ADVISORY AGREEMENT

                                       BY

                                      AND

                                    BETWEEN

                         UNITED INVESTORS REALTY TRUST

                                      AND

                                    FCA CORP


                           DATED AS OF JUNE 9, 1997
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     This First Amendment and Restatement of Advisory Agreement (the
"Agreement") by and between United Investors Realty Trust (the "Trust") and FCA Corp (the "Advisor") has been executed on June 9, 1997. The effective date (the "Effective Date") of this Agreement shall be the first day of the calendar quarter in which the Trust's registration statement on Form S-11 has been declared effective by the Securities and Exchange Commission.

         WHEREAS, the Trust entered into an advisory agreement (the "Initial Agreement") with UST Investment Advisors, Inc. ("UST") and the Advisor (collectively, the "Initial Advisors") dated as of December 9, 1988, as subsequently amended by instrument dated as of April 27, 1989, pursuant to which UST withdrew as an advisor to the Trust.

         WHEREAS, the Trust and the Advisor have determined to amend and restate the Initial Agreement as heretofore amended on the terms and conditions set forth hereinbelow.

         NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged by the parties, each to the other, the parties hereby amend and restate the Initial Agreement so that it reads in its entirety as follows:

         SECTION 1.       DEFINITIONS.

                 (a) "Adjusted Funds from Operations" means net income of the Trust excluding gains or losses from debt restructuring and property sales plus real estate related depreciation and amortization, as adjusted by adding back interest expense and the Advisory Fee (as determined in accordance with the provisions of
                          Section 5, below.)

                 (b) "Affiliate" means as to any Person, any other person which directly or indirectly, controls, is controlled by or is under common control with such Person, including any officer, director, employee, partner or trustee of such Person, but excluding any shareholder of the Trust by reason of such shareholder's beneficial ownership of less than 9.8 percent of the voting shares of the Trust.

                 (c) "Gross Receipts" means the gross revenues generated by the Trust during a particular period of time from operations, including rents, percentage rents, tenant reimbursements, interest and other income, but excluding receipts from capital transactions including sales, financings, refinancings and the sale of equity securities.

                 (d) "Independent Trust Manager" means any Trust Manager who is not an Affiliate of the Advisor or any Affiliate of the Advisor.


                 (e) "Initial Term" means the term that commences with the Effective Date and ends at 11:59 p.m., Houston time, on December 31, 1998.

                 (f) "Officer" means any officer of the Trust as may be elected or appointed by the Trust Managers, the Chairman of the Trust Managers, the Chief Executive Officer or the President of the Trust, or as otherwise set forth in the Trust's Bylaws. An officer of the Trust may also be an officer of the Advisor or an Affiliate of the Advisor.

                 (g) "Person" means and includes any individual, corporation, general partnership, limited partnership, joint venture, land trust, common law trust, business trust,



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                          limited liability company or other entity, as well as
                          any government and agency and political subdivision thereof.

                 (h) "REIT" means a real estate investment trust as defined in the Internal Revenue Code of 1986, as amended (the "Code").

                 (i) "Real Estate Investment" means any direct or indirect investment by the Trust in any interest in Real Property (including leaseback arrangement), or in any Person whose principal purpose is to make any such investment(s).

                 (j) "Real Property" means land, right and/or interest in land, leasehold interest, and any building, structure, improvement, fixture and equipment and furnishing located on or used in connection with the land, right and/or interest in land, but excludes any mortgage and any mortgage loan.

                 (k) "Securities" means any stock, shares, voting trust certificates, bonds, debentures, notes or other evidence of indebtedness or ownership, as well as any warrants, rights or options to subscribe for, acquire or purchase any of the foregoing.

                 (l) "Shares" means the shares of beneficial interest in the Trust as described in the Trust's Declaration of Trust.

                 (m) "Trust Managers" means, as of any particular time, those persons holding office under the Declaration of Trust as Trust Managers or successor or additional trust manager, but shall exclude any officer, representative, shareholder or agent of the Trust in his position as such, provided, however, that nothing herein shall be deemed to preclude any of the Trust Managers from also serving as an officer, representative or agent of the Trust or holding Shares in the Trust.

         SECTION 2.       APPOINTMENT AS ADVISOR.

                 The Independent Trust Managers unanimously have appointed the Advisor to serve as Advisor to the Trust on the terms and conditions set forth below and the Advisor has accepted such appointment on such terms and conditions.


         SECTION 3.       TERM; RENEWALS; TERMINATION

         (a) The initial term (the "Initial Term") of this Agreement shall commence on the Effective Date and shall end at 11:59 p.m., Houston time, on December 31, 1998. This Agreement shall automatically be renewed for five (5) successive one (1) year terms, provided, however, that prior to each renewal term, a majority of Independent Trust Managers shall have reviewed the performance of the Advisor for the term just ending and shall determine that such performance has been satisfactory.


         (b) In the event that (i) the Trust Managers determine that the performance of the Advisor was not satisfactory as provided in Section 3 (a),
(ii) a majority of the Independent Trust Managers determine to cancel this Agreement, or (iii) the Advisor shall elect to cancel this Agreement, then, in any of such events, the party wishing to terminate this Agreement shall give at least six (6) calendar months' prior written notice to the other party and upon the expiration of such notice period, this Agreement shall terminate and be of no further force or effect. In the event


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of a termination of this Agreement by the Trust, other than for cause, the
Trust shall pay to the Advisor a termination fee (the "Termination Fee") equal to the product of the (i) average of the Advisory Fee paid or payable to the Advisor for the three calendar months immediately preceding the effective date of termination, and (ii) twelve (12), less any sums paid or payable to the Advisor on account of the Advisory Fee for the calendar months, up to a maximum of six (6), following the giving of the termination notice, but prior to the effective date of such termination.

         (c) Notwithstanding the provisions of Section 3 (b), the Trust may terminate this Agreement for cause at any time without notice or payment of any Termination Fee.

         (d) In the event of a termination of this Agreement, for any reason or no reason, the Advisor shall cooperate with the Trust and shall take all reasonable steps requested by the Trust to make an orderly transition of the advisory functions.

         (e) In connection with such termination, the Advisor shall deliver to the Trust, forthwith, all books and records of the operations and business of the Trust as the Trust shall request, and shall retain all other books and records pertaining to the operations and business of the Trust for a period of five (5) years following such termination.

         (f) In the event of a termination of this Agreement by the Advisor, other than for cause, no Termination Fee shall be due or payable. In the event that the Advisor shall terminate this Agreement for cause, the Advisor shall be entitled to receive a termination fee equal to the Termination Fee.

         (g) All fees (including any fees payable on account of a termination of this Agreement) payable hereunder shall be due and paid on or before the expiration of the 10th day of the calendar month immediately following the calendar month for which they are payable. In the event and to the extent that the results of operations for the preceding month(s) are not known by the 10th day of the month in which a fee is to be paid, payment shall be estimated based on the last month (or three months in the case of a fee for termination) and an adjustment shall be made to reflect the amount actually due and payable as soon as is practicable, but no later than the 10th day of the month following the date that such adjustments have been determined.


         SECTION 4.       DUTIES OF ADVISOR

                 (a) The primary duties of the Advisor shall be to use its best efforts to administer the day-to-day operations of the Trust and to implement the directives of the Trust Managers with respect to Property operations, maintenance, rehabilitation, acquisitions, financings, refinancings and dispositions. In connection therewith, the Advisor shall use its best efforts to:

                 (i) perform necessary or appropriate administrative functions in the management of the Trust;

                 (ii) serve as the Trust's investment and financial advisor and in connection therewith, provide research, economic and statistical data in support of the Trust's investment and financial policies, and monitor the trust's investments and financial policies;

                 (iii) investigate, retain, replace and conduct relations on behalf of the Trust with accountants, attorneys, real estate brokers and property managers, investors,


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                          builders, developers, bankers and other lenders,
                          insurance underwriters, securities underwriters, stock exchanges, registrars and transfer agents, the Securities and Exchange Commission and state blue sky commissions, public relations companies, appraisers, engineers, and other professional entities whose services the Trust may wish to retain;

                 (iv) maintain bank accounts for the Trust, and arrange for fidelity bonds covering the personnel who handle funds and other liquid assets of the Trust;

                 (v) administer such day-to-day bookkeeping and accounting functions as are necessary or appropriate for the proper management of the assets of the Trust;

                 (vi) contract for audits and prepare or cause to be prepared such reports as may be required to comply with governmental requirements;

                 (vii) obtain such services as may be necessary or appropriate to acquire and dispose of trust assets, collect and disburse Trust funds, and prosecute, defend and settle Trust claims;

                 (viii) supervise and monitor the services of all professionals and agents retained by or for the benefit of the Trust to ensure that the Properties are operated and the business of the Trust is conducted in a prudent and businesslike manner; and

                 (ix) render advice and, where appropriate, assistance in the conduct of the Trust's business and affairs.

         (b) In connection with the performance of its duties under this Agreement, the Advisor shall, at the request of the Trust, (i) provide for the payment by the Advisor of all salaries, bonuses, if any, payroll taxes and fringe benefits for all officers and other employees of the Trust and/or of the Advisor who perform services for the Trust, (ii) make available, at its own cost, such other support personnel (other than contract labor) as the Trust may require, (iii) supply the Trust with office space and equipment, including telephones, facsimile and duplicating equipment, and (iv) grant access to conference rooms and other amenities generally utilized by a company of similar size and business activity as the Trust.

         (c) The Trust shall pay for the fees and expenses of its Trust Managers and for its own direct and variable expenses that are identifiable directly to the Trust's activities and operations. In this regard, the trust will bear its own costs for long distance telephone and travel, postage, printing costs and contract labor costs.


         SECTION 5.       COMPENSATION TO THE ADVISOR.

         (a) During the Initial Term of this Agreement, the Trust shall pay to the Advisor, as compensation for the Advisor's services performed hereunder, a fee (the "Advisory Fee") in an amount equal to 6.8% of the Trust's Adjusted Funds from Operations. Such Advisory Fee shall be paid to the Advisor monthly in arrears on or before the 10th day of the calendar month immediately following the calendar month for which it is payable. Adjustments shall be made, monthly in arrears, to reflect any bad checks or similar debits to the Gross Receipts actually received by or for the benefit of the Trust during the preceding calendar month. In the event and to the extent that the results of operations for the preceding month(s) are not known by the 10th day of the month in which a fee is to be paid, payment shall be estimated based on the last month (or three months in the case of a fee for termination). Adjustments shall be made to reflect the amount actually due


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and payable as soon as is practicable, but no later than the 10th day of the month following the date that such adjustments have been determined.


         (b) The Advisory Fee payable to the Advisor during any renewal term shall be fixed by a majority of the Independent Trust Managers and shall be determined on the basis of the size, composition and profitability of the Trust and the amount of similar compensation paid by other real estate entities owning and operating portfolios of real estate similar in size, type, location and/or profitability to that of the Trust. Such compensation shall also take into account the quality and extent of the services provided. The performance of the Trust's portfolio and the degree of difficulty encountered in the markets where the Trust's properties are located. The Advisory Fee, however, shall not exceed 6.8% of the Trust's Adjusted Funds from Operations per annum.

         (c) In addition to the Advisory Fee, the Trust shall establish an incentive plan for the granting of shares of the Trust, options to purchase such shares and/or other incentive compensation and may grant such shares, options and/or other incentive compensation directly to the Trust Managers, officers and other key employees and/or through the Adviser for the benefit of the officers and other key personnel who are instrumental in the business, affairs and success of the Trust. To the extent that such shares, options and/or other incentive compensation are granted to the Adviser for the benefit of officers and other key personnel who tend to the business, affairs and success of the Trust, such shares, options and/or other incentive compensation may be held by the Adviser and/or transferred directly to such officers and other key personnel. Such shares, options and/or other incentive compensation granted by the Trust to the Advisor may be in lieu of a portion (but not more than 50%) of the Advisory Fee and/or in addition to the Advisory Fee.

         (d) The Trust shall not pay to the Advisor, or to any Affiliate of the Advisor, any fee for the acquisition or disposition of any Real Property. The preceding sentence shall not preclude the Trust from contracting with any third party to act as its agent, broker or finder in connection with the acquisition and/or disposition of Real Property and to pay reasonable fees or commissions to such third parties in connection therewith. Nor shall the foregoing preclude the Trust or the Advisor from hiring directly any acquisition/disposition personnel whose compensation shall be based, in part, on commissions earned from acquisition and/or disposition activities.

         (e) The Advisor shall furnish to the Trust monthly, quarterly and annual statements in form and content reasonably satisfactory to the Trust, which statements reflect the computation of the Advisory Fee with respect to the calendar month, quarter or year then ended.

         (f) The Trust shall reimburse the Advisor for any necessary and proper expenses which the Advisor incurs for the benefit of the Trust and with respect to which the Trust is obligated hereunder to pay.

         SECTION 6.       OTHER ACTIVITIES OF THE ADVISOR.

         (a) The Advisor may engage in business activities and advisory services in addition to those set forth herein, either for its own account or for the account of others. The Advisor shall not, however, perform similar functions for any other real estate entity whose primary function is to own and operate shopping centers in the United States.


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         (b)     Except as expressly prohibited in Section 6 (a), nothing set forth in this Agreement shall (i) prohibit the Advisor from advising other real estate entities or engaging in other activities which complement the Trust's investments, or (ii) prohibit , limit or restrict the right of any director, officer, employee or shareholder of the Advisor, whether or not such person is also a Trust Manager, officer , or employee of the Trust, to engage in any other business or render services of any kind to any other person or entity.

         (c) The Advisor, including any Affiliate, may lend money to or participate with the Trust in any investment, with or without remuneration, provided, however, that neither the Advisor nor any Affiliate shall invest or participate in an investment in any shopping center (other than by way of a loan or a foreclosure of a secured loan or deed given in lieu thereof) within the United States.


         SECTION 7.       FIDUCIARY RELATIONSHIP.

         The Advisor, as a result of its relationship with the Trust, stands in a fiduciary relationship with the shareholders of the Trust.


         SECTION 8.       NO PARTNERSHIP OR JOINT VENTURE.

         The Trust and the Advisor are not, and shall not be deemed to be, partners or joint venturers with each other. Nothing herein contained shall be construed to make them partners or joint venturers or to impose any liability on either of them as if one of them was the partner or joint venturer with the other.

         SECTION 9.       RECORDS.

         The Advisor shall keep proper books of account and records relating to the services performed hereunder. Such books and records shall be accessible for inspection by or for the benefit of the Trust Managers upon reasonable notice during regular business hours.


         SECTION 10.      REIT QUALIFICATION; VIOLATION OF LAW.

         The Advisor shall refrain from any action which in its judgment, or in the judgment of the Trust Managers after reasonable notice to the Advisor, might adversely affect the qualification of the Trust as a REIT or which would violate any law or regulation of any governmental body or agency having jurisdiction over the Trust or its securities.

         SECTION 11.      BANK ACCOUNTS.

         The Advisor may establish one or more bank accounts in its own name and may deposit into and disburse from such accounts any money on behalf of the Trust under such terms and conditions as a majority of the Independent Trust Managers may approve, provided, that no funds in such accounts shall be commingled with funds of the Advisor or any other Affiliate or client of


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the Advisor.  The Advisor shall render a monthly accounting of such deposits and payments to the Trust and to the auditors of the Trust.


         SECTION 12.      INFORMATION FURNISHED THE ADVISOR; CONFIDENTIALITY.

         (a) The Trust is, or soon will be, a publicly traded REIT. As such information regarding the Trust's operations, activities and intentions may be confidential. The Advisor will treat such information as confidential and proprietary and will not divulge or otherwise disclose such information to others not affiliated with the Trust without the approval of an Independent Trust Manager unless under a legal obligation to do so.

         (b) Further, under applicable securities laws, the Advisor and its directors, officers and other key employees may be deemed to be "Insiders" as such term is used by the Securities and Exchange Commission. The Advisor will use its best efforts to prevent its directors, officers and other key employees from violating any applicable "Insider" restrictions.

         (c) The Trust Managers shall keep the Advisor informed, in writing, concerning investment and operating policies of the Trust and shall make available to the Advisor a copy of (i) all financial statements prepared by the Trust's independent certified public accountants, and (ii) such other information regarding the policies and affairs of the Trust as the Advisor shall reasonably request.


         SECTION 13.      DEFAULT.

         At the option of the Trust, this Agreement shall automatically terminate upon written notice from the Trust to the Advisor if any of the following events shall occur:

         (a) the Advisor shall fail to make any payment of money to or for the benefit of the Trust after the expiration of five (5) business days after receipt of written notice of such failure;

         (b) the Advisor shall fail to cure (or shall have failed to commence the curing of such failure and be diligently prosecuting the curing
of) any non-monetary default within thirty (30) days after receipt of written notice of such failure; or

         (c) the Advisor shall be adjudged bankrupt or insolvent by a court of competent jurisdiction, or any order shall be made by such court for the appointment of a receiver, liquidator or trustee of the Advisor of all or substantially all of its property of the Advisor by reason of the foregoing, or the Advisor shall file a voluntary petition in bankruptcy or for relief of debtors, or shall consent to the appointment of a receiver, or shall make a general assignment for the benefit of creditors, and in any of such events such default shall not be eliminated within thirty (30) days after receipt of written notice.


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         SECTION 14.      MISCELLANEOUS.


         (a) Whenever action on the part of the Trust Managers is contemplated hereunder, action by a majority of the Independent Trust Managers shall constitute the action required hereunder.

         (b) This Agreement shall not be modified, amended or terminated except by written instrument duly executed by both parties hereto.

         (c) This Agreement may not be assigned by the Advisor without the prior written consent of a majority of the Independent Trust Managers. Any assignment in violation of the preceding sentence shall be void ab initio.

         (d) The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Texas.

         (e) The Advisor assumes no responsibility under this Agreement other than to render the services called for herein in good faith, and shall not be responsible for any action of the Trust in following or declining to follow any advice or recommendation of the Advisor. None of the Advisor, its shareholders, directors, officers or employees shall be liable to the Trust, the Trust Managers or the shareholders of the Trust or for the debts or obligations of the Trust except (i) by reason of acts constituting bad faith, willful misfeasance, gross negligence or reckless disregard of their duties, or
(ii) with respect to obligations of the Trust for which the Advisor has expressly assumed an undertaking hereunder to pay to or on behalf of the Trust, in which event the Advisor, but not any of its directors, officers or employees, shall be liable.

         (f) Any communications given hereunder shall be in writing delivered at the address of the respective party at which that party most recently has established as its principal office, or at such other address as a party shall have specified to the other party. As of the effective date hereof, the addresses of each party are as follows:

         (i) If to the Trust: at its principal office at 5847 San Felipe, Suite 850, Houston, Texas 77057, Attention: Chief Executive Officer,

         (ii) If to the Advisor: at its principal office at 5847 San Felipe, Suite 850, Houston, Texas 77057, Attention: Chairman.

         SECTION 15.      EXCULPATION FROM PERSONAL LIABILITY.

         This Agreement is made on behalf of the Trust by the Chief Executive Officer, not individually but solely as an executive officer of the Trust. The obligations of the Trust under this Agreement are not binding upon, nor shall resort be had to, the private property of any of the Trust Managers, shareholders, executive officers, officers, employees or agents of the Trust personally, but bind only the Trust property.


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         IN WITNESS WHEREOF, each of the Trust and the Advisor has executed and delivered this Agreement on their respective behalves on or as of the 9th day of June, 1997.




         TRUST:                 UNITED INVESTORS REALTY TRUST



                                By: /s/ LEWIS H. SANDLER
                                   --------------------------------------
                                    Lewis H. Sandler
                                    Chief Executive Officer


         ADVISOR:               FCA CORP



                                By: /s/ ROBERT W. SCHARAR
                                   --------------------------------------
                                    Robert W. Scharar
                                    Chairman




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